UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): August 29, 2017

SOLENO THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36593	77-0523891
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

1235 Radio Road, Suite 110
Redwood City, CA 94065
(Address of principal executive offices)
(650) 213-8444
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)
On August 29, 2017, David O’Toole, Senior Vice President, Chief Financial Officer of Soleno Therapeutics, Inc. (the "Company"), notified the Company of his decision to resign from employment with the Company, effective September 11, 2017. Mr. O'Toole will serve as a consultant to the Company to provide support during the transition period. Mr. O'Toole and the Company intend to enter into a Consulting Agreement (the “O'Toole Agreement”) in connection with Mr. O'Toole's transition. Under the terms of the O'Toole Agreement, Mr. O'Toole agreed to provide limited transition services as reasonably requested by the Company. The foregoing description of the O'Toole Agreement is qualified in its entirety by reference to the full text of the agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2017.

Mr. Jonathan Wolter, a partner at FLG Partners LLC, a leading Silicon Valley chief financial officer services and board advisory consultancy (“FLG Partners”), will serve as the Company’s interim Chief Financial Officer. Mr. Wolter, age 67, will provide financial consulting services until the Company completes its search for a new Chief Financial Officer. Since January 2016, Mr. Wolter has acted as consulting CFO for DigiSight Technologies, Inc. and from July 2011 through December 2015, acted as Vice President, Chief Financial Officer for Palo Alto Research Center. He has over 40 years of financial and operational experience and has been a partner at FLG Partners since August 2004, during which time he has served as chief financial officer and advisor for multiple life sciences companies. Prior to joining FLG Partneres, Mr. Wolter served as Chief Financial Officer of KPMG Consulting, Latin America, and International Controller with KPMG Consulting, and has held senior financial management positions with several publicly-traded companies, including Exponent and First Republic Bancorp.

In connection with Mr. Wolter's consulting services and his becoming the Company’s interim Chief Financial Officer, the Company entered into a consulting agreement with FLG Partners for the provision of Mr. Wolter's services (the “FLG Consulting Agreement”). Pursuant to the FLG Consulting Agreement, the Company will pay FLG Partners $375 per hour for Mr. Wolter's services to the Company. The FLG Consulting Agreement with FLG Partners also requires the Company to indemnify Mr. Wolter and FLG Partners in connection with the performance of services for the Company. The FLG Consulting Agreement has an indefinite term and is terminable by either party upon 30 days’ advance written notice.

Other than the indemnification described herein, Mr. Wolter has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any transactions currently proposed.

There are no family relationships between Mr. Wolter and any of the Company’s directors or executive officers.

Anish Bhatnagar, M.D., will serve as the Company’s interim principal financial and accounting officer until the Company completes its search for a new Chief Financial Officer and principal financial and accounting officer.
Dr. Bhatnagar, age 49, was appointed as the Company's Chief Executive Officer in February 2014. Prior to that, he served as its President and Chief Operating Officer. Dr. Bhatnagar joined the Company in 2006. He obtained his medical degree at SMS Medical College in Jaipur, India and completed his Residency and Fellowship training in the U.S. at various institutions, including Georgetown University Hospital and the University of Pennsylvania.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press release issued by Soleno Therapeutics, Inc. dated September 5, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLENO THERAPEUTICS, INC.
Date: September 5, 2017
	By:	/s/ Anish Bhatnagar
Anish Bhatnagar
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Soleno Therapeutics, Inc. dated September 5, 2017